Exhibit 99.1

Conduit Pharmaceuticals Announces Leadership Changes

NAPLES, Fla. and CAMBRIDGE, United Kingdom, April 16, 2025 (GLOBE NEWSWIRE) — Conduit Pharmaceuticals Inc. (Nasdaq: CDT) (“Conduit Pharmaceuticals” or “Conduit” or the “Company”) today announced key leadership changes to support the company’s next phase of growth and execution.

Dr. Andrew Regan, the founder and initial financial backer of Conduit Pharmaceuticals, has been appointed Chief Executive Officer. He will succeed Dr. David Tapolczay, who is stepping down as CEO and as a member of the Board of Directors for personal reasons. Dr. Tapolczay will continue to serve the company as Head of Strategy & Licensing, ensuring continuity in strategic development and with an immediate focus on out-licensing deals for its tapinarof patents.

Dr. Regan is a successful entrepreneur with an extensive background in founding and scaling innovative companies across sectors. At the age of 29, Dr. Regan sold Hobson Plc in 1996 for £154 million by way of a recommended cash takeover. In 2000, he was the founding shareholder of Asos plc, a global online fashion and beauty retailer which grew to a market capitalization in excess of £4.8 billion. Indian state-owned oil company ONGC Videsh acquired Imperial Energy, of which Dr. Regan was a founding shareholder, for £1.4 billion. In 2014, he was awarded a PhD for his research in writing and developing a bio-inspired algorithm for forecasting the financial markets. Dr. Regan brings deep business acumen and a proven ability to drive growth, scale operations, and unlock shareholder value—making him ideally suited to lead Conduit forward.

“We are grateful to David for his leadership during a pivotal time for Conduit,” said Dr. Regan. “He has laid the foundation for our future success and I am delighted that he will remain closely involved and can focus on out-licensing deals for the Company, given his excellent track-record of licensing and royalty deals in multiple pharmaceuticals products, including pembrolizumab, now marketed as Keytruda by Merck. We will maximise shareholder value at Conduit through licensing opportunities by creating new 20-year Composition-of-Matter patents, utilising cutting-edge AI and Cybernetics in collaboration with Sarborg to repurpose drugs, and by avoiding the operating inefficiencies of a traditional pharma company.”

Commenting on the transition, Dr. Tapolczay said, “It has been a privilege to serve as CEO of Conduit during this exciting phase of its evolution. I’m incredibly proud of what we have accomplished, from securing our public listing on NASDAQ to signing our license deal with AstraZeneca and advancing our pipeline towards our first clinical trial. Andrew’s entrepreneurial leadership and vision make him the right person to lead Conduit into the future, and I have full confidence in its growth under his guidance.”

The Company also announces that Faith Charles will be stepping down from the Board of Directors for personal reasons. Ms. Charles has been a key advisor and advocate for the Company during her tenure.

Chair of the Board of Directors, Dr. Freda Lewis-Hall, said, “We sincerely thank both David and Faith for their valuable contributions to Conduit’s early achievements. We welcome Andrew as CEO and are confident that under his leadership, Conduit will maximise value for patients, partners, and shareholders.”

About Conduit Pharmaceuticals

Conduit is a multi-asset clinical stage, life science company delivering an efficient model for compound development. Conduit both acquires and funds the development of Phase 2-ready assets, building an integrated and advanced platform-driven approach powered by artificial intelligence (AI) and cybernetics, and seeking an exit through third-party license deals following successful clinical trials. Led by a highly experienced team of pharmaceutical executives including Dr. David Tapolczay and Dr. Freda Lewis-Hall, this novel approach is a departure from the traditional pharma/biotech business model of taking assets through regulatory approval.

Forward-Looking Statements

This press release contains certain forward-looking statements within the meaning of the federal securities laws. All statements other than statements of historical facts contained in this press release, including statements regarding Conduit’s future results of operations and financial position, Conduit’s business strategy, prospective product candidates, product approvals, research and development costs, timing and likelihood of success, plans and objectives of management for future operations, future results of current and anticipated studies and business endeavours with third parties, and future results of current and anticipated product candidates, are forward-looking statements. These forward-looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions. These forward-looking statements are subject to a number of risks, uncertainties and assumptions, including, but not limited to; the inability to maintain the listing of Conduit’s securities on Nasdaq; the ability to recognize the anticipated benefits of the business combination completed in September 2023, which may be affected by, among other things, competition; the ability of the combined company to grow and manage growth economically and hire and retain key employees; the risks that Conduit’s product candidates in development fail clinical trials or are not approved by the U.S. Food and Drug Administration or other applicable authorities on a timely basis or at all; changes in applicable laws or regulations; the possibility that Conduit may be adversely affected by other economic, business, and/or competitive factors; and other risks and uncertainties to be identified in the proxy statement/prospectus (as amended and supplemented) relating to the business combination completed in September 2023, including those under “Risk Factors” therein, and in other filings made by Conduit with the U.S. Securities and Exchange Commission. Moreover, Conduit operates in a very competitive and rapidly changing environment. Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified and some of which are beyond Conduit’s control, you should not rely on these forward-looking statements as predictions of future events. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and except as required by law, Conduit assumes no obligation and does not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise. Conduit gives no assurance that it will achieve its expectations.

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